UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2020

SMART GLOBAL HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Cayman Islands	001-38102	98-1013909
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Maples Corporate Services Limited P.O. Box 309 Ugland House Grand Cayman		KY1-1104 Cayman Islands
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 623-1231

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.03 par value per share	SGH	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Indenture and Convertible Senior Notes

On February 11, 2020, SMART Global Holdings, Inc. (the “Company”) issued $250 million aggregate principal amount of the Company’s 2.25% Convertible Senior Notes due 2026 (the “Notes”) pursuant to an indenture, dated February 11, 2020 (the “Indenture”), between the Company and U.S. Bank National Association., as trustee (the “Trustee”). The offering and sale of the Notes were pursuant to a purchase agreement described under Item 3.02 of this Current Report on Form 8-K.

The Notes bear interest at a rate of 2.25% per annum on the principal amount thereof, payable semi-annually in arrears on February 15 and August 15 of each year, beginning on August 15, 2020, to the noteholders of record of the Notes as of the close of business on the immediately preceding February 1 and August 1, respectively. The Notes will mature on February 15, 2026, unless earlier converted, redeemed or repurchased. The Notes are convertible into cash, the Company’s ordinary shares, $0.03 par value per share (the “ordinary shares”), or a combination of cash and ordinary shares, at the Company’s election.

Holders may convert their Notes at their option in the following circumstances:

•

during any fiscal quarter commencing after the fiscal quarter ending on May 29, 2020 (and only during such fiscal quarter), if the last reported sale price per ordinary share exceeds 130% of the conversion price for each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding fiscal quarter;

•

during the five consecutive business days immediately after any 10 consecutive trading day period (such 10 consecutive trading day period, the “measurement period”) in which the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per ordinary share on such trading day and the conversion rate on such trading day;

•	upon the occurrence of certain corporate events or distributions on the Company’s ordinary shares, as provided in the Indenture;

•	if the Company calls such Notes for redemption; and

•	on or after August 15, 2025 until the close of business on the second scheduled trading day immediately before the maturity date.

The initial conversion rate of the Notes is 24.6252 ordinary shares per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $40.61 per ordinary share. The conversion rate is subject to adjustment upon the occurrence of certain specified events as set forth in the Indenture. Upon conversion, the Company will pay or deliver, as applicable, cash, ordinary shares or a combination of cash and ordinary shares at the Company’s election.

Upon the occurrence of a “make-whole fundamental change” (as defined in the Indenture), the Company will in certain circumstances increase the conversion rate for a specified period of time.

In addition, upon the occurrence of a “fundamental change” (as defined in the Indenture), holders of the Notes may require the Company to repurchase their Notes at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any.

The Company may redeem the Notes, in whole or in part, at its option at any time, and from time to time, on or after February 21, 2023 and on or before the 40th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, but only if the last reported sale price per ordinary share exceeds 130% of the conversion price on (i) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the related redemption notice date; and (ii) the trading day immediately before the date the Company sends such notice. In addition, the Company will have the right to redeem all, but not less than all, of the Notes if certain changes in tax law occur. In addition, calling any Note for redemption will constitute a make-whole fundamental change with respect to that Note, in which case the conversion rate applicable to the conversion of that Note will be increased in certain circumstances if it is converted after it is called for redemption. No sinking fund is provided for the Notes.

The Indenture includes customary terms and covenants, including certain events of default. The events of default, as set forth in the Indenture, include: (i) default by the Company in the payment when due (whether at maturity, upon redemption or repurchase upon fundamental change or otherwise) of the principal of, or the redemption price or fundamental change repurchase price for, any Note, (ii) default by the Company for 30 consecutive days in the payment when due of interest on any Note, (iii) failure by the Company to deliver, when required by the Indenture, a fundamental change notice, if such failure is not cured within five business days after its occurrence, or a notice of certain corporate events as provided in the Indenture, (iv) default by the Company in its obligations to convert a Note in accordance with the Indenture upon the exercise of the conversion right with respect thereto, if such default is not cured within three business days after its occurrence, (v) default by the Company in its obligations under the Indenture in respect of certain consolidation, merger and asset sale transactions, (vi) default by the Company in its other obligations or agreements under the Indenture or the Notes if such default is not cured or waived within 60 days after notice is given in accordance with the Indenture, (vii) certain defaults by the Company or any of its subsidiaries with respect to indebtedness for borrowed money of at least $12,000,000 (or its foreign currency equivalent), (viii) entry of judgments against the Company or any of its subsidiaries for the payment of at least $12,000,000 where such judgments are not waived, paid, discharged or stayed within 60 days after the date on which the right to appeal has expired or on which all rights to appeal have been extinguished, and (ix) certain events of bankruptcy, insolvency and reorganization involving the Company or any of its significant subsidiaries, as defined in the Indenture.

If an event of default involving bankruptcy, insolvency or reorganization events with respect to the Company occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding will immediately become due and payable without any notice or notice by any person. If any other event of default occurs and is continuing, either the Trustee, by notice to the Company, or the holders of at least 25% of the aggregate principal amount of the Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding to become due and payable immediately.

If any taxes imposed or levied by or on behalf of the Cayman Islands (or certain other jurisdictions described in the Indenture) are required to be withheld or deducted from any payments or deliveries made under or with respect to the Notes, then, subject to certain exceptions, the Company will pay or deliver to the holder of each Note such additional amounts as may be necessary to ensure that the net amount received by the beneficial owner of such Note after such withholding or deduction (and after withholding or deducting any taxes on the additional amounts) will equal the amounts that would have been received by such beneficial owner had no such withholding or deduction been required.

The Notes are senior, unsecured obligations of the Company and are equal in right of payment with the Company’s existing and future senior, unsecured indebtedness, senior in right of payment to the Company’s existing and future indebtedness that is expressly subordinated to the Notes and effectively subordinated to the Company’s existing and future senior, secured indebtedness, to the extent of the value of the collateral securing that indebtedness. The Notes are structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent the Company is not a holder thereof) preferred equity, if any, of the Company’s subsidiaries.

A copy of the Indenture and form of Note are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing descriptions of the Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to such exhibits.

Capped Call Transactions

In connection with the pricing of the Notes on February 6, 2020, the Company entered into privately negotiated capped call transactions (collectively, the “Base Capped Call Transactions”) with Barclays Bank PLC, Deutsche Bank AG, London Branch and Jefferies International Limited (collectively, the “Option Counterparties”). In addition, on February 7, 2020, the Company entered into additional capped call transactions (together with the Base Capped Call Transactions, the “Capped Call Transactions”) with each of the Option Counterparties. The Capped Call Transactions cover, subject to anti-dilution adjustments, the aggregate number of ordinary shares that initially underlie the Notes, and are expected generally to reduce potential economic dilution to the Company’s ordinary shares upon any conversion of Notes and/or offset any potential cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap, based on the cap price of the Capped Call Transactions. The cap price of the Capped Call Transactions is initially $54.1450, which represents a premium of approximately 70% over the last reported sale price of the Company’s ordinary shares on February 6, 2020. The cost of the Capped Call Transactions was approximately $21.8 million.

The Company is not currently permitted under the terms of its amended and restated memorandum and articles of association to repurchase its ordinary shares. As such, until the Company notifies the Option Counterparties that it has obtained shareholder approval to receive ordinary shares in connection with the Capped Call Transactions, it will only be entitled to receive cash upon settlement, cancellation or termination of the Capped Call Transactions. The Company intends to seek such shareholder approval, but there can be no assurance that such approval will be obtained.

The Capped Call Transactions are separate transactions, in each case entered into between the Company and the respective Option Counterparty and are not part of the terms of the Notes and will not affect any holder’s rights under the Notes. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

Copies of the forms of confirmation for the Capped Call Transactions are filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing description of the terms of the Capped Call Transactions does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under the heading Indenture and Convertible Senior Notes in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth under the heading Indenture and Convertible Senior Notes in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

As previously reported, on February 6, 2020, the Company agreed to sell to Morgan Stanley & Co. LLC, Barclays Capital Inc. and Deutsche Bank Securities Inc. as representatives (the “Representatives”) of the several initial purchasers (the “Initial Purchasers”), and the Initial Purchasers agreed to severally purchase from the Company, $220,000,000 aggregate principal amount of the Notes, pursuant to a purchase agreement (the “Purchase Agreement”) between the Company and the Representatives. Pursuant to the terms of the Purchase Agreement, the parties have agreed to indemnify each other against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company also granted the Initial Purchasers an option to purchase, from the Company, up to an additional $30,000,000 aggregate principal amount of Notes pursuant to the Purchase Agreement. The Initial Purchasers fully exercised this option on February 7, 2020. The issuance of the Notes was consummated on February 11, 2020 as described in Item 1.01 of this Current Report on Form 8-K.

The Company estimates that the net proceeds from the offering of the Notes will be approximately $242.1 million, after deducting the Initial Purchasers’ discounts and commissions and estimated offering expenses payable by the Company. The Company expects to use: (1) approximately $208.3 million of the net proceeds from the offering of the Notes to repay in full all outstanding principal balances, and to pay the associated prepayment premiums, accrued and unpaid interest and related fees and expenses, of the term loans under the Second Amended and Restated Credit Agreement, dated as of August 9, 2017, among certain of the Company’s subsidiaries and the other parties thereto, (2) approximately $21.8 million of the net proceeds to pay the cost of the Capped Call Transactions and (3) any remaining net proceeds for general corporate purposes, including, but not limited to, working capital, capital expenditures and potentially repurchases of the Company’s ordinary shares if shareholder approval is obtained.

The Notes were offered in a private placement conducted pursuant to Rule 144A under the Securities Act. The offer and sale of the Notes and any of the Company’s ordinary shares issuable upon conversion thereof have not been registered under the Securities Act or any applicable state securities laws, and the Notes and any such ordinary shares may not be offered or sold in the United States except pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act and any applicable state securities laws. The Notes were issued to the Initial Purchasers in reliance upon Section 4(a)(2) of the Securities Act in transactions not involving any public offering. The Notes were resold by the Initial Purchasers to persons whom the Initial Purchasers reasonably believe are “qualified institutional buyers” in accordance with Rule 144A under the Securities Act. Any of the Company’s ordinary shares that may be issued upon conversion of the Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders. This report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

4.1	Indenture, dated February 11, 2020, between SMART Global Holdings, Inc. and U.S. Bank National Association

4.2	Form of 2.25% Convertible Senior Notes due 2026 (included as Exhibit A to Exhibit 4.1)

99.1	Form of Confirmation for the Base Capped Call Transactions

99.2	Form of Confirmation for the Additional Capped Call Transactions

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART Global Holdings, Inc.
Registrant

By:	/s/ Jack Pacheco
Jack Pacheco
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Dated: February 11, 2020